UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2002

MONSANTO COMPANY

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-16167	43-1878297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard St. Louis, Missouri 63167

(Address of Principal Executive Offices) (Zip Code) Registrant's telephone number, including area code: (314) 694-1000

ITEM 5.     OTHER EVENTS.

         The information set forth below in this Item is provided because it is included in our preliminary prospectus supplement to be distributed in connection with the offering of debt securities under our Registration Statement No. 333-88542 on Form S-3.

(a)      Effect of Adoption of SFAS No. 142, Goodwill Accounting Standard

        Effective January 1, 2002, Monsanto adopted SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only method. Under SFAS No. 142, all goodwill amortization ceased effective January 1, 2002. Goodwill was tested for impairment in conjunction with a transitional goodwill impairment test in 2002 and will be tested at least annually hereafter. The transitional goodwill impairment test was completed during the second quarter of 2002, resulting in a $1.984 billion pretax impairment charge ($1.822 billion aftertax) relating to our corn and wheat reporting units. This impairment charge was recorded as a cumulative effect of accounting change effective January 1, 2002. Accordingly, our first quarter 2002 results of operations data and financial position data have been restated from those previously reported in our Form 10-Q for the quarter ended March 31, 2002 to reflect this impairment charge. As a result of the transitional goodwill impairment test, goodwill was reduced by $1.984 billion and net deferred tax assets increased by $162 million due to the related tax effect. This resulted in a net loss and a net reduction of shareowners’ equity in the amount of $1.822 billion.

        SFAS No. 142 did not require prior periods to be restated. The following table sets forth on an aftertax pro forma basis what the earnings for 1999, 2000 and 2001 would have been if the provisions of SFAS No. 142 had been applied on January 1, 1999. This pro forma information does not include the results of the transitional impairment test discussed above.

	Year ended December 31,
	(in millions)
	2001	2000	1999
Reported net income	$ 295	$ 149	$ 150
Goodwill amortization, net of tax	105	108	112
Effects of useful life adjustments, net of tax	1	1	1
Adjusted net income	401	258	263
Cumulative effects of changes in accounting principles	—	26	—
Adjusted income before cumulative effect of changes in accounting principles	$ 401	$ 284	$ 263

(b)     Solutia Inc.

         We have recently entered into additional agreements relating to Solutia Inc.

         Pursuant to a Distribution Agreement dated September 1, 1997, the former Monsanto Company, now known as Pharmacia Corporation (“Pharmacia”), spun off its chemical businesses into a separate, independent company called Solutia Inc. (“Solutia”). In connection with that spinoff, Solutia agreed to assume and indemnify Pharmacia for certain liabilities related to those chemicals businesses. We, Pharmacia and Solutia entered into an Amendment to Distribution Agreement dated as of July 1, 2002, to provide that Solutia will also indemnify us for the same liabilities for which it had agreed to indemnify Pharmacia, and to clarify the parties' rights and obligations. A copy of that amendment is filed as Exhibit 99.1 to this Report.

         Pursuant to a Separation Agreement dated September 1, 2000, Pharmacia transferred certain assets and liabilities associated with its agricultural business to us. We agreed to indemnify Pharmacia for any liabilities primarily related to Pharmacia's former agricultural or chemical businesses. We agreed to indemnify Pharmacia for any liabilities assumed by Solutia as referred to above, to the extent that Solutia fails to pay, perform or discharge those liabilities. We and Pharmacia have entered into a First Amendment to Separation Agreement dated as of July 1, 2002 to clarify our respective rights and obligations in this regard. A copy of that amendment is filed as Exhibit 99.2 to this Report.

         In addition, we, Pharmacia and Solutia entered into a Protocol Agreement dated as of July 1, 2002 setting forth certain agreements relating to certain litigation against Solutia and Pharmacia referred to therein. A jury verdict has been returned in such litigation with respect to the liability of Solutia and Pharmacia with respect to certain claims at issue, and proceedings have commenced to determine the jury's verdict of damages on account of such liability. The agreement sets forth the understandings of the parties concerning the posting of an appeal bond. A copy of that agreement is filed as Exhibit 99.3 to this Report.

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ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)     Exhibits

99.1	Amendment to Distribution Agreement, dated as of July 1, 2002 among Pharmacia Corporation, Solutia Inc. and Monsanto Company.

99.2	First Amendment to Separation Agreement, dated as of July 1, 2002 between Pharmacia Corporation and Monsanto Company.

99.3	Protocol Agreement, dated as of July 1, 2002, among Pharmacia Corporation, Solutia Inc. and Monsanto Company.

99.4	Slide presentation to prospective investors in debt securities.

ITEM 9.      REGULATION FD DISCLOSURE

         Commencing on or about July 30, 2002, executives of Monsanto will present information to prospective investors in debt securities of Monsanto which are proposed to be issued under our Registration Statement No. 333-88542 on Form S-3, filed with the SEC on May 17, 2002 under Rule 415 under the Securities Act of 1933, which became effective on July 25, 2002. A copy of a slide presentation which is to be presented to such prospective investors in filed as Exhibit 99.4 to this Report.

         We are furnishing the information contained in Exhibit 99.4 pursuant to Regulation FD promulgated by the SEC. This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this Item 9 of Form 8-K and furnishing the information in Exhibit 99.4, we make no admission as to the materiality of such information that is required to be disclosed solely by reason of Regulation FD or that the information includes material investor information that is not otherwise publicly available.

         The information contained in this Item 9 and in Exhibit 99.4 is information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this Item 9 or in Exhibit 99.4, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 30, 2002

MONSANTO COMPANY

By:	/s/ Robert A. Paley
Name: Robert A. Paley Assistant Treasurer

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Exhibit Index
Exhibit No.	Description of Exhibit
99.1	Amendment to Distribution Agreement, dated as of July 1, 2002 among Pharmacia Corporation, Solutia Inc. and Monsanto Company.
99.2	First Amendment to Separation Agreement, dated as of July 1, 2002 between Pharmacia Corporation and Monsanto Company.
99.3	Protocol Agreement, dated as of July 1, 2002, among Pharmacia Corporation, Solutia Inc. and Monsanto Company.
99.4	Slide presentation to prospective investors in debt securities.

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